Exhibit 99.1
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                      COUNTRYWIDE HOME LOANS SERVICING LP


                             OFFICERS' CERTIFICATE
                    ANNUAL STATEMENT OF THE MASTER SERVICER


                                  CWMBS, INC.
                   CHL MORTGAGE PASS-THROUGH TRUST 2005-HYB4
             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-HYB4


     The undersigned do hereby certify that they are each an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (a "Master Servicer"), and do hereby further certify pursuant to Section 3.16 of the Pooling and Servicing Agreement for the above-captioned Series (the "Agreement") that:

(i) A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under our supervision; and

(ii) To the best of our knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year.




/s/ Craig Baingo                                     Dated: March 24, 2006
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CRAIG BAINGO
EXECUTIVE VICE PRESIDENT



/s/ Kevin Meyers                                     Dated: March 24, 2006
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KEVIN MEYERS
MANAGING DIRECTOR, CHIEF FINANCIAL
OFFICER, LOAN ADMINISTRATION